Exhibit 99.2

NEWS RELEASE
1101 E. Arapaho Road, Suite 200
Richardson, TX 75081
(972) 234-6400

IR Contact Joel Achramowicz sheltonir@sheltongroup.com P: 415-845-9964	Company & Media Contact Julia Kramer jkramer@intrusion.com P: 972-301-3635

INTRUSION Launches Proposed Public Offering of Common Stock

Richardson, Texas – Oct. 5, 2020 – INTRUSION Inc. (OTCQB:INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, today announced the launch of the Company’s proposed public offering of 3.1 million shares of common stock, including 2 million shares of common stock to be issued and sold by INTRUSION, and 1.1 million shares of common stock to be offered by a group of selling shareholders. In addition, INTRUSION intends to grant the underwriters a 30-day option to purchase up to 465,000 shares of common stock in connection with the offering to cover over-allotments, if any. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Net proceeds from the proposed offering are intended to fund several growth initiatives, including the commercialization of its new INTRUSION Shield plug-n-play, AI-enabled threat detection and neutralization solution designed for the worldwide enterprise market.

In connection with this offering, the Company has applied to list its common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INTZ.” The uplisting of INTRUSION’s common stock remains subject to approval by Nasdaq. Until the uplisting is effective, the Company will continue to trade on the OTCQB under the current symbol “INTZ”. The Company cannot guarantee that they will be successful in listing its common stock on Nasdaq.

B. Riley Securities is acting as the sole book-running manager for the proposed offering.

A registration statement on Form S-1 (File No. 333-248398) relating to these securities was filed with the Securities and Exchange Commission on August 25, 2020 but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. A copy of the preliminary prospectus supplement relating to this offering may be obtained, when available, by contacting B. Riley Securities, Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, or by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com.

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About INTRUSION Inc.

INTRUSION Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. INTRUSION’s product families include TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward looking statements involve a number of risks and uncertainties. Such statements include, without limitations, statements regarding the results of the proposed public offering of shares of the Company’s common stock, the expected use of the proceeds from that offering, the potential uplisting to The Nasdaq Capital Market and the anticipated benefits of such listing for the Company and its shareholders, statements around our planned growth initiatives, the introduction of the new INTRUSION Shield solution, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements. These factors include, without limitation, uncertainties related to the success of the proposed offering, the potential that the Company may not be able to list its common stock on The Nasdaq Capital Market and achieve the resulting benefits expected from such uplisting, or that the Company’s planned growth strategies, including its new INTRUSION Shield solution, may not achieve the marketplace acceptance expected and result in increased revenue for the Company, and other facts and circumstances that might cause actual results to differ materially from current expectations, some of which are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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